Exhibit 10.1

CONFIDENTIAL	Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of July 8, 2025 (the “Agreement Date”), by and among Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Parent”), Verona Pharma plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and each of the shareholders of the Company listed on Schedule A and the signature pages hereto, individually, and not jointly (each, a “Shareholder” and, collectively, the “Shareholders”). Each of Parent, the Company and the Shareholders are sometimes referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

A.                 Concurrently with the execution and delivery of this Agreement, Parent, Vol Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Bidco”), and the Company are entering into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the acquisition by Bidco of the entire issued and to be issued share capital of the Company (the “Transaction”).

B.                 In connection with Parent’s and Bidco’s entry into the Transaction Agreement, each Shareholder, individually, and not jointly, has agreed to enter into this Agreement with respect to such Shareholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.                 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1.                “Covered Shares” shall mean, with respect to any Shareholder as of any time of determination, all Company Shares (including Company Shares represented by Company ADSs) of which such Shareholder is the registered and/or beneficial owner (including, for the avoidance of doubt, any Company Shares or Company ADSs acquired as a result of the vesting, settlement or exercise of any Company Equity Awards).

1.2.                “Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Transaction Agreement shall be validly terminated pursuant to Article X thereof, and (c) any amendment of any term or provision of the original Transaction Agreement, dated as of the Agreement Date, that (i) reduces the Consideration or changes the form of consideration payable to the shareholders of the Company pursuant to the Transaction Agreement, (ii) imposes additional conditions to the consummation of the Transaction or (iii) with respect to any Shareholder, is materially adverse by its terms to the rights of such Shareholder, in its capacity as such (it being understood that no change to settlement mechanics will be deemed to fall within this clause (iii)), in any such case without such Shareholder’s prior consent.

1.3.                “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than pursuant to this Agreement or the Deposit Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement (other than pursuant to this Agreement or the Deposit Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or legally binding commitment to take any of the actions referred to in the foregoing clauses (a) or (b).

2.                 Agreement to Not Transfer the Covered Shares.

2.1.                No Transfer of Covered Shares. Until the Expiration Time, each Shareholder, individually, and not jointly, agrees not to Transfer or cause or permit the Transfer of any of such Shareholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2 and Section 3. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2.                Permitted Transfers. Notwithstanding anything herein to the contrary, any Shareholder may Transfer any such Covered Shares (i) to any other Shareholder or any Affiliate of any such Shareholder, (ii) to any family member (including a trust for such family member’s benefit) of such Shareholder, (iii) by will or under the laws of intestacy upon the death of such Shareholder, (iv) pursuant to a qualified domestic order, or (v) to any charitable foundation or organization, (vi) to cover any liability for tax, employee national insurance contributions or social security contributions as a result of or otherwise in respect of the grant, vesting or exercise or any option or award of any Company Equity Awards or (vii) in order to comply with any obligation under Section 3, in the case of each of clauses (i) through (v) only, so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to Parent and the Company a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent and the Company. During the term of this Agreement, the Company will not, and will cause the Depositary not to, register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Shareholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3.                 Agreement to Become a Member of the Company.

3.1.                Each Shareholder that holds Company ADSs but is not a registered holder of Company Shares as shown in the Company’s register of members undertakes to: (a) promptly following the Agreement Date exercise its rights under Section 2.7 of the Deposit Agreement, in respect of a single Company ADS, to surrender such Company ADS and to take delivery of eight (8) Company Shares in exchange therefor and (b) to use reasonable best efforts to be registered in the Company’s register of members as the registered holder of such Company Shares before the Voting Record Date.

3.2.                The Company agrees that it shall ensure that its register of members is promptly updated in respect of any application received from a Shareholder pursuant to Section 3.1.

4.                 Agreement to Vote the Covered Shares.

4.1.                Voting Agreement. Until the Expiration Time, at every meeting of the Company’s shareholders, whether convened by the Company or pursuant to an order of the Court, at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), including the Scheme Meeting and the Company GM, with respect to any of the following matters, each Shareholder, individually and not jointly, agrees that it shall vote (including via proxy) all of such Shareholder’s Covered Shares (and/or cause the registered holder on any applicable record date to vote (including via proxy) all of such Shareholder’s Covered Shares): (a) in favor of the Scheme of Arrangement, the Company Shareholder Resolution and the approval of the Transaction and the other transactions contemplated by the Transaction Agreement; and (b) against (i) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Sections 9.1 or 9.3 under the Transaction Agreement not being satisfied or impede, interfere with or materially and adversely affect the consummation of the Transaction and the other transactions contemplated by the Transaction Agreement and (ii) any Acquisition Proposal. For the avoidance of doubt, where a Shareholder holds Company Shares directly and through Company ADSs, such Shareholder shall ensure that it exercises all rights to vote (including via proxy) in respect of such Shareholder’s full holding of Covered Shares.

4.2.                Quorum. Until the Expiration Time, at every meeting of the Company’s shareholders, whether convened by the Company or pursuant to an order of the Court (and at every adjournment or postponement thereof), each Shareholder shall be represented in person or by proxy at such meeting (and/or cause the registered holders on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

5.                 New Shares. Each Shareholder, individually and not jointly, agrees that any Company Share that such Shareholder purchases or with respect to which such Shareholder otherwise acquires legal or beneficial ownership (including (a) any Company Share that such Shareholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Award or (b) stock dividend, bonus issue, scrip dividend, subdivision, reorganization, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, a Covered Share and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if it were a Covered Share on the date hereof.

6.                 Fiduciary Duties; Legal Obligations. Each Shareholder is entering into this Agreement solely in his, her or its capacity as the registered holder or beneficial owner of such Shareholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect in any respect any actions taken (or actions not taken) by any such Shareholder in his, her or its capacity as a director or officer of the Company or any of its Affiliates from complying with his, her or its fiduciary duties or other legal obligations under applicable Law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

7.                 Representations and Warranties of the Shareholder. Each Shareholder hereby represents and warrants to Parent that:

7.1.             Due Authority. The Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Shareholder is not a natural person, (a) the Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

7.2.             Ownership of the Covered Shares. (a) The Shareholder is, with respect to any Covered Shares owned as of the Agreement Date (the “Owned Shares”) and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or registered owner of such Shareholder’s Covered Shares, free and clear of any and all Liens, other than those (i) created by this Agreement or the Deposit Agreement or (ii) arising under applicable securities Laws and (b) subject to the terms and conditions of the Deposit Agreement, the Shareholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Shareholder.

7.3.             No Conflict; Consents.

a.                   The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the compliance by the Shareholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Shareholder or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Shareholder pursuant to any Contract or obligation to which the Shareholder is a party or by which the Shareholder is subject; in case of each of clause (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent the Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

b.                   No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to prevent the Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

7.4.             Absence of Litigation. As of the Agreement Date, there is no Legal Proceeding pending against, or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder that would reasonably be expected to prevent the Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

8.                 Miscellaneous.

8.1.             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

8.2.             Certain Adjustments. In the event of any change in the Company share capital by reason of any subdivision, reorganization, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares or similar transaction, the term “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

8.3.             No Solicitation. From the date hereof until the Expiration Time, each Shareholder shall not, and shall not permit or authorize its Representatives to, and shall direct and use its reasonable best efforts to cause its Representatives not to, continue any direct or indirect solicitation, encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal, and each Shareholder shall not, and shall not permit or authorize its Representatives to, and shall direct and use its reasonable best efforts to cause its Representatives not to, take any action that the Company is prohibited from taking under Section 7.2(a) of the Transaction Agreement as if the Shareholder were the Company. Notwithstanding anything to the contrary provided in this Agreement, the Shareholder and any of its Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible voting and support or similar agreement in connection with an Acquisition Proposal in the event that the Company is permitted to take the actions set forth in Section 7.2(c) of the Transaction Agreement with respect to such Acquisition Proposal.

8.4.             Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

8.5.             Expenses. Other than as set forth in Section 3.3, all costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

8.6.             Notices. All notices and other communications hereunder must be in writing and must be given in the manner as set forth in Section 11.2 (Notices) of the Transaction Agreement, mutatis mutandis, at the following addresses:

   a.                if to the Shareholder, to the address for notice set forth on Schedule A hereto.

   b.                if to Parent, to:

Merck Sharp & Dohme LLC

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065

Attn: Office of Secretary

[***]

with a copy to (which shall not constitute notice) to:

Merck Sharp & Dohme LLC

126 East Lincoln Avenue

P.O. Box 2000

Rahway, NJ 07065

Attention: Senior Vice President, Business Development

with a copy to (which shall not constitute notice) to:

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attn: Damien Zoubek and Jenny Hochenberg

 damien.zoubek@freshfields.com and

 jenny.hochenberg@freshfields.com

   c.                if to Company, to:

Verona Pharma plc

3 More London Riverside

London SE1 2RE United Kingdom

Attn: Andrew Fisher

[***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attn: Peter Handrinos, Scott Shean, Sam Newhouse

and Douglas Abernethy

peter.handrinos@lw.com, scott.shean@lw.com,

samuel.newhouse@lw.com and douglas.abernethy@lw.com

8.7.             The provisions set forth in Section 11.9 (Severability), Section 11.11 (Governing Law), Section 11.12 (Consent to Jurisdiction), Section 11.13 (WAIVER OF JURY TRIAL) and Section 11.15 (Counterparts) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis. The rules of interpretation set forth in Section 1.3 (Certain Interpretations) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis.

8.8.             Documentation and Information. Each Shareholder consents to and authorizes the publication and disclosure by Parent and the Company of such Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement (including the Scheme Document Annex), Court Documentation and any other disclosure document required in connection with the Transaction Agreement, the Transaction and the other transactions contemplated by the Transaction Agreement.

8.9.             Further Assurances. Each Shareholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

8.10.           Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by a Party of their respective covenants or obligations set forth in this Agreement, the other Parties shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such Party (or Parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party (or Parties) under this Agreement. Any Party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a Party in the case of a breach of this Agreement involving Willful Breach or fraud.

8.11.          Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Transaction Agreement.

8.12.          Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.13.          Assignment. No Party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent may assign, in its sole discretion, any and all of its rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve the assigning Party of its obligations under this Agreement if such assignee does not perform such obligation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

8.14.          Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 8.14 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

8.15.          Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 8 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s fraud or Willful Breach of any of the covenants set forth in this Agreement prior to the date of termination in accordance with Section 8.10.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

VERONA PHARMA PLC

By:	/s/ David Ebsworth
	Name:	David Ebsworth
	Title:	Chairperson of the Board

[Signature Page to Voting Agreement]

MERCK SHARP & DOHME LLC

By:	/s/ Kelly Grez
	Name:	Kelly Grez
	Title:	Secretary

[Signature Page to Voting Agreement]

/s/ David Ebsworth
David Ebsworth

[Signature Page to Voting Agreement]

/s/ Christina Ackermann
Christina Ackermann

[Signature Page to Voting Agreement]

/s/ Michael Austwick
Michael Austwick

[Signature Page to Voting Agreement]

/s/ James Brady
James Brady

[Signature Page to Voting Agreement]

/s/ Ken Cunningham
Ken Cunningham

[Signature Page to Voting Agreement]

/s/ Lisa Deschamps
Lisa Deschamps

[Signature Page to Voting Agreement]

/s/ Martin Edwards
Martin Edwards

[Signature Page to Voting Agreement]

/s/ Mahendra Shah
Mahendra Shah

[Signature Page to Voting Agreement]

/s/ Vikas Sinha
Vikas Sinha

[Signature Page to Voting Agreement]

/s/ Anders Ullman
Anders Ullman

[Signature Page to Voting Agreement]

/s/ Mark Hahn
Mark Hahn

[Signature Page to Voting Agreement]

/s/ Andrew Fisher
Andrew Fisher

[Signature Page to Voting Agreement]

/s/ Christopher Martin
Christopher Martin

[Signature Page to Voting Agreement]